Exhibit 99.1

TreeHouse Foods, Inc. Reports Third Quarter 2023 Results

•Net sales from continuing operations of $863.3 million increased by 3.6% versus the prior year; adjusted net sales1 including the divested Snack Bars business were $906.6 million, which compares to the Company's sales guidance range of $950 to $970 million. Adjusted net sales1 were adversely impacted by approximately $15 million due to a voluntary product recall and a discrete supply chain disruption late in the quarter.
•TreeHouse delivered 1% case unit growth in the core retail business (excluding acquisitions) and outperformed the broader private brand market in the retail channel. Total volume/mix (excluding acquisitions) declined 3.4% driven by weakness in food-away-from-home and co-manufacturing business.
•Net income from continuing operations was $9.8 million compared to net loss from continuing operations of $(12.0) million in the prior year.
•Adjusted EBITDA1 from continuing operations of $89.9 million increased by $10.3 million versus the prior year; adjusted EBITDA margin1 from continuing operations was 10.4%.
•Completed the repurchase of approximately $50 million in company shares during the quarter.
•Subsequent to the end of the quarter, TreeHouse received a $427.5 million repayment of its Seller Note from the Meal Preparation divestiture.
•TreeHouse updated its full year adjusted net sales outlook to $3,435 to $3,465 million reflecting the Snack Bars business sale, the ongoing impact of a voluntary recall and the continuation of current consumer demand trends, and reaffirmed its full year adjusted EBITDA2 outlook from continuing operations of $360 to $370 million.

Oak Brook, IL, November 6, 2023 — TreeHouse Foods, Inc. (NYSE: THS) today reported financial results for the third quarter of 2023.

"We delivered year-over-year net sales and volume growth in the quarter and outperformed the broader private brand market in the retail channel, particularly in categories where we have depth," said Steve Oakland, Chairman, Chief Executive Officer, and President. "We're particularly pleased with the 1% unit growth in our core retail business, despite a voluntary product recall and a discrete supply chain disruption late in the quarter. These factors combined with weaker co-manufacturing and food-away-from-home revenues and lower than anticipated consumption in select categories resulted in sales below expectations. Importantly, our TreeHouse team continues to drive supply chain and TMOS initiatives, to improve our network. We expanded adjusted gross margin sequentially by 70 basis points and generated a 13% year-over-year increase in adjusted EBITDA from continuing operations, in line with the high end of our guidance. We continue to see the strength of TreeHouse's strategic positioning as a private brand powerhouse in higher-growth, higher-margin snacking and beverage categories."

Mr. Oakland continued, "Looking ahead, we're excited at the opportunity to capitalize on the increasing consumer pivot to private brands. We believe the actions our team has taken to strengthen our portfolio and enhance our capabilities, coupled with the reinvestment opportunities for the Seller Note proceeds, position us well to continue creating long-term value for our shareholders."

THIRD QUARTER 2023 FINANCIAL RESULTS

Net Sales — Net sales for the third quarter of 2023 totaled $863.3 million compared to $832.9 million for the same period last year, an increase of $30.4 million, or 3.6%. The change in net sales from 2022 to 2023 was due to the following:

	Three Months	Nine Months
	(unaudited)	(unaudited)

Pricing	3.2%	10.3%
Volume/mix excluding acquisitions	(3.4)	(3.9)
Product recall	(0.4)	(0.1)
Total change in organic net sales[1]	(0.6)%	6.3%
Volume/mix related to acquisitions	4.3	1.6
Foreign currency	(0.1)	(0.2)
Total change in net sales	3.6%	7.7%

The net sales increase of 3.6% was primarily driven by the acquisition of the Coffee Roasting Capability, favorable pricing to recover commodity inflation, and an increase in retail volume. This was partially offset by declines in co-manufacturing and food-away-from-home volume, which is in line with broader macroeconomic consumption trends. Additionally, supply chain disruptions, including a voluntary product recall, impacted select categories.

Gross Profit — Gross profit as a percentage of net sales was 15.9% in the third quarter of 2023, compared to 16.0% in the third quarter of 2022, a decrease of 0.1 percentage points. The decrease is primarily due to supply chain disruptions caused by a voluntary product recall, which resulted in a decrease to our gross profit. This was partially offset by the Company's pricing actions to recover commodity and freight inflation experienced in prior periods, and lower costs from operations resulting from our investment in our supply chain.

Total Operating Expenses — Total operating expenses were $103.9 million in the third quarter of 2023 compared to $138.6 million in the third quarter of 2022, a decrease of $34.7 million. The decrease is primarily due to $9.9 million of TSA income, lower professional fees for strategic growth initiatives, lower retention bonus and severance expense, and lower freight costs.

Total Other Expense (Income) — Total other expense was $20.1 million in the third quarter of 2023 compared to $3.5 million in the third quarter of 2022, an increase of $16.6 million. The increase was primarily due to a $19.1 million change in non-cash mark-to-market impacts from hedging activities, largely driven by interest rate swaps, as the favorable increase in the third quarter of 2023 was not as significant as the increase in the third quarter of 2022. Additionally, rising interest rates led to higher interest expense, higher costs in our pension plans, and higher costs with selling receivables in the Company's Receivables Sales Program. This was partially offset by $10.9 million of interest income received from the Company's Note Receivable.

Income Taxes — Income taxes were recognized at an effective rate of 27.4% in the third quarter of 2023 compared to (30.4)% recognized in the third quarter of 2022. The change in the Company's effective tax rate is primarily driven by tax expense recognized in 2022 related to a valuation allowance recorded against certain deferred tax assets and the restructuring of Canadian subsidiaries associated with the divestiture of a significant portion of the Meal Preparation business.

Net Income (Loss) from Continuing Operations and Adjusted EBITDA — Net income from continuing operations for the third quarter of 2023 was $9.8 million, compared to net loss from continuing operations of $12.0 million for the same period of the previous year. Adjusted EBITDA[1] from continuing operations was $89.9 million in the third quarter of 2023, compared to $79.6 million in the third quarter of 2022, an increase of $10.3 million. The increase is primarily due to the Company's pricing actions to recover commodity inflation. This was partially offset by lower fixed cost absorption and category mix.

Discontinued Operations — Net loss from discontinued operations was $2.7 million in the third quarter of 2023 compared to $78.5 million in the third quarter of 2022, a decrease of $75.8 million. The decrease is primarily due to a non-recurring loss on sale of business of $73.8 million recognized in the third quarter of 2022 as a result of the divestiture of a significant portion of the Meal Preparation business on October 3, 2022.

Net Cash Provided by (Used in) Operating Activities from Continuing Operations — Net cash provided by operating activities from continuing operations was $11.0 million in the first nine months of 2023 compared to $77.1 million net cash used in the first nine months of 2022, an increase in cash provided of $88.1 million. The cash flow increase was primarily attributable to higher cash earnings reflecting the Company's pricing actions to recover commodity and freight inflation experienced in prior periods. This was partially offset by a decrease in cash flows from the Receivables Sales Program due to reduced factoring utilization.

Share Repurchase — During the third quarter of 2023, the Company repurchased approximately 1.1 million shares of common stock for a total of $50.0 million, excluding excise tax. At the end of the third quarter, the Company had $216.7 million available under its share repurchase authorization.

Repayment of Seller Note Credit Agreement — On October 19, 2023, the Company received the $427.5 million repayment of its Seller Note Credit Agreement, which included the outstanding principal balance and accrued interest. The repayment makes the Company's balance sheet strength an asset, and it is expected to reduce leverage by more than 1x and enable the Company to deploy capital for high returns. The Company will follow its disciplined capital allocation strategy in deploying the proceeds.

OUTLOOK2
TreeHouse today updated its previously-issued full year 2023 guidance:
•Adjusted net sales are now expected between $3,435 to $3,465 million, which represents approximately 4.5% year-over-year growth at the midpoint. The revised range reflects the divestiture of the Snack Bars business, the impact of a voluntary product recall and a discrete supply chain disruption, and a continuation of current consumer demand trends.
•The Company reaffirmed its adjusted EBITDA range to $360 to $370 million, up approximately 25% year-over-year at the midpoint.
•The Company now expects net interest expense to be between $33 to $38 million. The update reflects the Seller Note repayment in October 2023 and related decrease in interest income for the year.
•Capital expenditures are expected to be approximately $140 million.

With regard to the fourth quarter, the Company noted:
•Adjusted net sales are expected between $910 to $940 million, down approximately 3% at the midpoint
◦The year-over-year sales decline is primarily driven by the expected impact of a voluntary product recall and a discrete supply chain disruption. Absent these items, combined price and volume mix is expected to be flat to slightly down as the Company laps its pricing actions to recover inflation.

•Adjusted EBITDA is expected between $103 to $113 million, down approximately 9% at the midpoint
◦The year-over-year adjusted EBITDA decline is primarily driven by the expected impact of a voluntary product recall and a discrete supply chain disruption, as well as temporary operating expenses of approximately $5 to $7 million driven by the expected wind down of substantial portions of the transition services agreement related to the Meal Preparation divestiture.
◦The Company expects sequential and slight year-over-year improvement in adjusted gross margin primarily driven by TMOS and supply chain savings initiatives.

________________________________________________
1 Adjusted net sales, adjusted earnings per diluted share from continuing operations, adjusted EBIT, adjusted EBITDA, adjusted EBITDAS, adjusted net income (loss), adjusted EBITDA margin, free cash flow and organic net sales are non-GAAP financial measures. See "Comparison of Adjusted Information to GAAP Information" for the definitions of the Non-GAAP measures, information concerning certain items affecting comparability, and reconciliations of GAAP to Non-GAAP measures.

2 The Company is not able to reconcile prospective adjusted net sales, adjusted EBITDA from continuing operations or adjusted EBITDA margin from continuing operations, which are Non-GAAP financial measures, to the most comparable GAAP financial measures without unreasonable effort due to the inherent uncertainty and difficulty of predicting the occurrence, financial impact, and timing of certain items impacting GAAP results. These items include, but are not limited to, mark-to-market adjustments of derivative contracts, foreign currency exchange on the re-measurement of intercompany notes, or other non-recurring events or transactions that may significantly affect reported GAAP results.

CONFERENCE CALL WEBCAST

A webcast to discuss the Company's third quarter earnings will be held at 8:30 a.m. (Eastern Time) today. The live audio webcast and a supporting slide deck will be available on the Company's website at www.treehousefoods.com/investors/investor-overview/default.aspx

DISCONTINUED OPERATIONS

On October 3, 2022, the Company completed the sale of a significant portion of the Company’s Meal Preparation business, including pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces (the "Transaction"). Beginning in the third quarter of 2022, the business of the Transaction is presented as discontinued operations, and, as such, has been excluded from continuing operations for all periods presented.

On September 29, 2023, the Company completed the sale of its Snack Bars business (the "Snack Bars Transaction" or the "Snack Bars Business"). The Snack Bars Transaction represents a component of the single plan of disposal from the Company’s strategic review process, which also resulted in the divestiture of a significant portion of the Meal Preparation business during the fourth quarter of 2022. Beginning in the third quarter of 2023, the Snack Bars Business is presented as a component of discontinued operations and has been excluded from continuing operations for all periods presented.

COMPARISON OF ADJUSTED INFORMATION TO GAAP INFORMATION

The Company has included in this release measures of financial performance that are not defined by GAAP ("Non-GAAP"). A Non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company's Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, Condensed Consolidated Statements of Comprehensive Income (Loss), Condensed Consolidated Statements of Stockholders' Equity, and the Condensed Consolidated Statements of Cash Flows. As described further below, the Company believes these measures provide useful information to the users of the financial statements.

For each of these Non-GAAP financial measures, the Company provides a reconciliation between the most directly comparable GAAP measure and the Non-GAAP measure, an explanation of why management believes the Non-GAAP measure provides useful information to financial statement users, and any additional purposes for which management uses the Non-GAAP measure. This Non-GAAP financial information is provided as additional information for the financial statement users and is not in accordance with, or an alternative to, GAAP. These Non-GAAP measures may be different from similar measures used by other companies.

Organic Net Sales

Organic net sales is defined as net sales excluding the impacts of acquisitions, divestitures, and foreign currency. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management.

Adjusted Net Sales

Adjusted net sales is defined as net sales excluding the impacts related to product recall. This information is provided in order to allow investors to make meaningful comparisons of the Company's sales between periods and to view the Company's business from the same perspective as Company management. Adjusted Net Sales is presented as continuing operations, discontinued operations, and total.

Adjusted Earnings Per Diluted Share, Adjusting for Certain Items Affecting Comparability

Adjusted earnings (loss) per diluted share ("adjusted diluted EPS") reflects adjustments to GAAP earnings (loss) per diluted share to identify items that, in management's judgment, significantly affect the assessment of earnings results between periods. Adjusted EPS is presented as continuing operations, discontinued operations, and total. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as divestiture, acquisition, integration, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company's performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates. The reconciliation of the GAAP measure of diluted earnings (loss) per share as presented in the Condensed Consolidated Statements of Operations, excluding certain items affecting comparability, to adjusted diluted earnings (loss) per share is presented below.

Adjusted Net Income (Loss), Adjusted EBIT, Adjusted EBITDA, Adjusted EBITDAS, Adjusted Net Income (Loss) Margin, Adjusted EBIT Margin, Adjusted EBITDA Margin, and Adjusted EBITDAS Margin, Adjusting for Certain Items Affecting Comparability

Adjusted net income (loss) represents GAAP net income (loss) as reported in the Condensed Consolidated Statements of Operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. Adjusted net income (loss) is presented as continuing operations, discontinued operations, and total. This information is provided in order to allow investors to make meaningful comparisons of the Company's earnings performance between periods and to view the Company's business from the same perspective as Company management. This measure is also used as a component of the Board of Directors' measurement of the Company's performance for incentive compensation purposes and is the basis of calculating the adjusted diluted EPS metric outlined above.
Adjusted EBIT represents adjusted net income (loss) before interest expense, interest income, and income tax expense. Adjusted EBITDA represents adjusted net income (loss) before interest expense, interest income, income tax expense, and depreciation and amortization expense. Adjusted EBITDAS represents adjusted EBITDA before non-cash stock-based compensation expense. Adjusted EBIT, adjusted EBITDA, and adjusted EBITDAS are performance measures commonly used by management to assess operating performance and incentive compensation, and the Company believes they are commonly reported and widely used by investors and other interested parties as a measure of a company's operating performance between periods and as a component of our debt covenant calculations. Adjusted EBIT, adjusted EBITDA, and adjusted EBITDAS are presented as continuing operations, discontinued operations, and total.
Adjusted net income (loss) margin, adjusted EBIT margin, adjusted EBITDA margin, and adjusted EBITDAS margin are calculated as the respective metric defined above as a percentage of net sales as reported in the Condensed Consolidated Statements of Operations for continuing operations and net sales reported in discontinued operations adjusted for items that, in management's judgment, significantly affect the assessment of earnings results between periods as outlined in the adjusted diluted EPS section above. Adjusted net income (loss) margin, adjusted EBIT margin, adjusted EBITDA margin, and adjusted EBITDAS margin are presented as continuing operations, discontinued operations, and total.

The attached table reconciles the Company's net income (loss) as presented in the Condensed Consolidated Statements of Operations, the relevant GAAP measure, to Adjusted net income (loss), Adjusted EBIT, Adjusted EBITDA, and Adjusted EBITDAS for the three and nine months ended September 30, 2023 and 2022. Given the inherent uncertainty regarding adjusted items in any future period, a reconciliation of forward-looking financial measures to the most directly comparable GAAP measure is not feasible.

Adjusted Gross Profit from Continuing Operations

Adjusted gross profit from continuing operations is defined as gross profit from continuing operations adjusted for items that, in management's judgment, significantly affect the assessment of gross profit from continuing operations between periods and allows the reader to view the Company's business from the same perspective as Company management. As the Company cannot predict the timing and amount of charges that include, but are not limited to, items such as divestiture, acquisition, integration, and related costs, mark-to-market adjustments on derivative contracts, foreign currency exchange impact on the re-measurement of intercompany notes, growth, reinvestment, and restructuring programs, and other items that may arise from time to time that would impact comparability, management does not consider these costs when evaluating the Company’s performance, when making decisions regarding the allocation of resources, in determining incentive compensation, or in determining earnings estimates.

Free Cash Flow from Continuing Operations

In addition to measuring the Company's cash flow generation and usage based upon the operating, investing, and financing classifications included in the Condensed Consolidated Statements of Cash Flows, we also measure free cash flow from continuing operations, which represents net cash used in operating activities from continuing operations less capital expenditures. The Company believes free cash flow is an important measure of operating performance because it provides management and investors a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities such as funding acquisitions, repaying debt, repurchasing public debt, and repurchasing common stock. A reconciliation between the relevant GAAP measure of cash used in operating activities from continuing operations for the nine months ended September 30, 2023 and 2022 calculated according to GAAP and free cash flow from continuing operations is presented in the attached tables.

ABOUT TREEHOUSE FOODS

TreeHouse Foods, Inc. is a leading private label food and beverage manufacturer in North America. Our purpose is to engage and delight - one customer at a time. Through our customer focus and category experience, we strive to deliver excellent service and build capabilities and insights to drive mutually profitable growth for TreeHouse and for our customers. Our purpose is supported by investment in depth, capabilities and operational efficiencies which are aimed to capitalize on the long-term growth prospects in the categories in which we operate.

Additional information, including TreeHouse's most recent statements on Forms 10-Q and 10-K, may be found at TreeHouse's website, http://www.treehousefoods.com.

Contact:
Investor Relations
708.483.1331

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words "believe," "estimate," "project," "expect," "anticipate," "plan," "intend," "foresee," "should," "would," "could," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this press release.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this press release and other public statements we make. Such factors include, but are not limited to: risks related to the impact that the divestiture of a significant portion of our Meal Preparation Business or any such divestiture might have on the Company’s operations; disruptions or inefficiencies in our supply chain and/or operations; loss of key suppliers; raw material and commodity costs due to inflation; labor strikes or work stoppages; multiemployer pension plans; labor shortages and increased competition for labor; success of our growth, reinvestment, and restructuring programs; our level of indebtedness and related obligations; disruptions in the financial markets; interest rates; changes in foreign currency exchange rates; customer concentration and consolidation; competition; our ability to execute on our business strategy; our ability to continue to make acquisitions and execute on divestitures or effectively manage the growth from acquisitions; impairment of goodwill or long lived assets; changes and developments affecting our industry, including customer preferences; the outcome of litigation and regulatory proceedings to which we may be a party; product recalls; changes in laws and regulations applicable to us; shareholder activism; disruptions in or failures of our information technology systems; changes in weather conditions, climate changes, and natural disasters; and other risks that are set forth in the Risk Factors section, the Legal Proceedings section, the Management's Discussion and Analysis of Financial Condition and Results of Operations section, and other sections of this Quarterly Report on Form 10-Q, our Annual Report on Form 10-K for the year ended December 31, 2022, and from time to time in our filings with the Securities and Exchange Commission ("SEC"). You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this press release. TreeHouse expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, to reflect any change in its expectations with regard thereto, or any other change in events, conditions or circumstances on which any statement is based.

FINANCIAL INFORMATION

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions, except per share data)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$19.7	$43.0
Receivables, net	165.5	158.8
Inventories	618.7	554.0
Prepaid expenses and other current assets	32.1	23.2
Assets of discontinued operations	—	60.4
Total current assets	836.0	839.4
Property, plant, and equipment, net	719.1	641.6
Operating lease right-of-use assets	198.1	184.4
Goodwill	1,823.4	1,817.6
Intangible assets, net	268.1	296.0
Note receivable, net	425.2	427.0
Other assets, net	48.6	47.9
Total assets	$4,318.5	$4,253.9
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$543.1	$618.7
Accrued expenses	178.7	208.5
Current portion of long-term debt	0.5	0.6
Total current liabilities	722.3	827.8
Long-term debt	1,550.7	1,394.0
Operating lease liabilities	170.4	159.1
Deferred income taxes	108.9	108.7
Other long-term liabilities	70.4	77.3
Total liabilities	2,622.7	2,566.9
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share, 10.0 shares authorized, none issued	—	—
Common stock, par value $0.01 per share, 90.0 shares authorized, 55.3 and 56.1 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	0.6	0.6
Treasury stock	(183.7)	(133.3)
Additional paid-in capital	2,218.4	2,205.4
Accumulated deficit	(256.4)	(302.0)
Accumulated other comprehensive loss	(83.1)	(83.7)
Total stockholders' equity	1,695.8	1,687.0
Total liabilities and stockholders' equity	$4,318.5	$4,253.9

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$863.3	$832.9	$2,520.8	$2,340.4
Cost of sales	725.8	700.0	2,096.5	1,993.0
Gross profit	137.5	132.9	424.3	347.4
Operating expenses:
Selling and distribution	44.5	51.7	128.9	166.9
General and administrative	47.5	51.6	154.8	160.5
Amortization expense	12.0	11.9	36.1	35.7
Other operating (income) expense, net	(0.1)	23.4	(0.3)	66.4
Total operating expenses	103.9	138.6	319.5	429.5
Operating income (loss)	33.6	(5.7)	104.8	(82.1)
Other (income) expense:
Interest expense	20.9	17.5	57.9	51.2
Interest income	(10.8)	(0.1)	(36.2)	(4.4)
Loss on foreign currency exchange	3.7	2.9	0.7	3.0
Other expense (income), net	6.3	(16.8)	9.8	(80.4)
Total other expense (income)	20.1	3.5	32.2	(30.6)
Income (loss) before income taxes	13.5	(9.2)	72.6	(51.5)
Income tax expense (benefit)	3.7	2.8	20.0	(2.6)
Net income (loss) from continuing operations	9.8	(12.0)	52.6	(48.9)
Net loss from discontinued operations	(2.7)	(78.5)	(7.0)	(74.0)
Net income (loss)	$7.1	$(90.5)	$45.6	$(122.9)

Earnings (loss) per common share - basic:
Continuing operations	$0.18	$(0.21)	$0.94	$(0.87)
Discontinued operations	(0.05)	(1.40)	(0.12)	(1.32)
Earnings (loss) per share basic (1)	$0.13	$(1.61)	$0.81	$(2.19)

Earnings (loss) per common share - diluted:
Continuing operations	$0.17	$(0.21)	$0.93	$(0.87)
Discontinued operations	(0.05)	(1.40)	(0.12)	(1.32)
Earnings (loss) per share diluted (1)	$0.13	$(1.61)	$0.80	$(2.19)

Weighted average common shares:
Basic	55.9	56.1	56.1	56.0
Diluted	56.4	56.1	56.7	56.0

(1) The sum of the individual per share amounts may not add due to rounding.

TREEHOUSE FOODS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$45.6	$(122.9)
Net loss from discontinued operations	(7.0)	(74.0)
Net income (loss) from continuing operations	52.6	(48.9)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	105.7	103.6
Stock-based compensation	19.1	15.2
Unrealized gain on derivative contracts	(1.5)	(79.3)
Deferred income taxes	1.7	5.7
Deferred TSA income	(12.3)	—
Other	0.9	6.8
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Receivables	(5.6)	(6.1)
Inventories	(32.4)	(190.0)
Prepaid expenses and other assets	(1.4)	22.0
Accounts payable	(90.5)	110.5
Accrued expenses and other liabilities	(25.3)	(16.6)
Net cash provided by (used in) operating activities - continuing operations	11.0	(77.1)
Net cash used in operating activities - discontinued operations	(0.7)	(37.0)
Net cash provided by (used in) operating activities	10.3	(114.1)
Cash flows from investing activities:
Additions to property, plant, and equipment	(74.3)	(54.2)
Additions to intangible assets	(2.8)	(6.2)
Proceeds from sale of fixed assets	—	4.8
Acquisitions, net of cash acquired	(102.2)	—
Net cash used in investing activities - continuing operations	(179.3)	(55.6)
Net cash provided by (used in) investing activities - discontinued operations	45.5	(36.8)
Net cash used in investing activities	(133.8)	(92.4)
Cash flows from financing activities:
Borrowings under Revolving Credit Facility	2,692.3	326.9
Payments under Revolving Credit Facility	(2,537.0)	(326.9)
Payments on financing lease obligations	(0.4)	(1.0)
Payment of deferred financing costs	—	(2.7)
Payments on Term Loans	—	(14.3)
Repurchases of common stock	(50.0)	—
Payments related to stock-based award activities	(6.2)	(3.8)
Net cash provided by (used in) financing activities - continuing operations	98.7	(21.8)
Net cash used in financing activities - discontinued operations	—	(0.3)
Net cash provided by (used in) financing activities	98.7	(22.1)
Effect of exchange rate changes on cash and cash equivalents	1.5	(2.5)
Net decrease in cash and cash equivalents	(23.3)	(231.1)
Add: Cash and cash equivalents of discontinued operations, beginning of period	—	4.1
Less: Cash and cash equivalents of discontinued operations, end of period	—	(2.8)
Cash and cash equivalents, beginning of period	43.0	304.5
Cash and cash equivalents, end of period	$19.7	$74.7

	Nine Months Ended September 30,
	2023	2022
Supplemental cash flow disclosures:
Interest paid	$75.7	$51.0
Net income taxes paid (refunded)	17.5	(2.3)

Non-cash investing activities:
Accrued purchase of property and equipment	$32.6	$21.5
Accrued other intangible assets	0.3	1.2
Right-of-use assets obtained in exchange for lease obligations	40.5	77.2
Note receivable purchase price adjustment reduction	(5.1)	—
Note receivable increase from paid in kind interest	3.2	—
Deferred payment from acquisition of seasoned pretzel capability	4.0	—

The reconciliation of adjusted diluted EPS, excluding certain items affecting comparability, to the relevant GAAP measure of diluted EPS as presented in the Condensed Consolidated Statements of Operations, is as follows:

TREEHOUSE FOODS, INC.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO ADJUSTED DILUTED EARNINGS PER SHARE

		Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited)			(unaudited)
Diluted EPS (GAAP)		$0.17	$(0.05)	$0.13	$0.93	$(0.12)	$0.80
(Gain) loss on sale of business	(1)	—	(0.03)	(0.03)	—	0.03	0.03
Growth, reinvestment, restructuring programs & other	(2)	0.17	—	0.17	0.60	—	0.60
Product recall and related costs	(3)	0.20	—	0.20	0.20	—	0.20
Divestiture, acquisition, integration, and related costs	(4)	0.09	—	0.09	0.24	—	0.24
Foreign currency loss (gain) on re-measurement of intercompany notes	(5)	0.04	—	0.04	—	—	—
Mark-to-market adjustments	(6)	0.04	—	0.04	(0.03)	—	(0.03)
Tax indemnification	(7)	—	—	—	—	(0.02)	(0.01)
Shareholder activism	(8)	—	—	—	—	—	0.01
Central services and conveyed employee costs	(9)	—	—	—	—	—	—
Litigation matter	(10)	—	—	—	—	—	—
Taxes on adjusting items		(0.14)	—	(0.14)	(0.24)	0.02	(0.23)
Adjusted diluted EPS (Non-GAAP)		$0.57	$(0.08)	$0.50	$1.70	$(0.09)	$1.61

The sum of the individual per share amounts may not add due to rounding.

		Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited)			(unaudited)
Diluted EPS (GAAP)		$(0.21)	$(1.40)	$(1.61)	$(0.87)	$(1.32)	$(2.19)
Loss on sale of business	(1)	—	1.31	1.31	—	1.31	1.31
Growth, reinvestment, restructuring programs & other	(2)	0.40	0.02	0.42	1.18	0.09	1.26
Product recall and related costs	(3)	—	—	—	—	—	—
Divestiture, acquisition, integration, and related costs	(4)	0.15	0.17	0.31	0.33	0.55	0.88
Foreign currency loss on re-measurement of intercompany notes	(5)	0.03	0.06	0.09	0.02	0.05	0.07
Mark-to-market adjustments	(6)	(0.30)	—	(0.30)	(1.41)	—	(1.41)
Tax indemnification	(7)	—	—	—	—	—	—
Shareholder activism	(8)	0.01	—	0.01	0.04	—	0.04
Central services and conveyed employee costs	(9)	0.38	(0.38)	—	1.15	(1.15)	—
Litigation matter	(10)	—	—	—	0.01	—	0.01
Taxes on adjusting items		(0.10)	0.05	(0.05)	(0.14)	0.17	0.03
Adjusted diluted EPS (Non-GAAP)		$0.36	$(0.17)	$0.18	$0.31	$(0.30)	$—
The sum of the individual per share amounts may not add due to rounding.

During the three and nine months ended September 30, 2023 and 2022, the Company entered into transactions that affected the year-over-year comparison of its financial results from continuing operations as follows:

(1)	For the three and nine months ended September 30, 2023, the Company recognized an expected gain on disposal of the Snack Bars Business of $1.2 million. Additionally, loss on disposal adjustments related to the sale of a significant portion of the Meal Preparation business of $(0.7) million and $2.8 million were recognized for the three and nine months ended September 30, 2023, respectively. For the three and nine months ended September 30, 2022, the Company recognized an expected loss on disposal of a significant portion of the Meal Preparation business of $73.8 million.

(2)	The Company's growth, reinvestment, and restructuring activities are part of an enterprise-wide transformation to improve long-term growth and profitability for the Company.

(3)	On September 22, 2023, the Company initiated a voluntary recall of broth products produced at its Cambridge, Maryland facility. These broth products may have the potential for non-pathogenic microbial contamination due to lack of sterility assurance. The Company recognized costs of $8.7 million which include, but are not limited to, a product recall liability recognized for logistics costs and product returns, plant shutdown costs, and inventory write-offs for the three and nine months ended September 30, 2023. Additionally, the Company recognized an inventory write-off of $2.5 million for a packaging quality matter for the three and nine months ended September 30, 2023.

(4)	Divestiture, acquisition, integration, and related costs represent costs associated with completed and potential divestitures, completed and potential acquisitions, and the related integration of the acquisitions.

(5)	The Company has foreign currency denominated intercompany loans and incurred foreign currency gains/losses to re-measure the loans at quarter end. These amounts are non-cash and the loans are eliminated in consolidation.

(6)	The Company's derivative contracts are marked-to-market each period. The non-cash unrealized changes in fair value recognized in Other expense (income), net within the Condensed Consolidated Statements of Operations are treated as Non-GAAP adjustments. As the contracts are settled, realized gains and losses are recognized, and only the mark-to-market impacts are treated as Non-GAAP adjustments.

(7)	Tax indemnification represents the non-cash write off of indemnification assets that were recorded in connection with acquisitions from prior years. These write-offs arose as a result of the related uncertain tax position being released due to the statute of limitation lapse or settlement with taxing authorities.

(8)	The Company incurred fees related to shareholder activism which include directly applicable third-party advisory and professional service fees.

(9)	As a result of the sale of a significant portion of the Meal Preparation business in the fourth quarter of 2022, the Company identified two items affecting comparability – 1) central service costs and 2) conveyed employee costs.

1) The Company has historically provided central services to the Meal Preparation business including, but not limited to, IT and financial shared services, procurement and order processing, customer service, warehousing, logistics, and customs. These costs were historically incurred by TreeHouse and include employee and non-employee expenses to support the services. There were no costs for the three and nine months ended September 30, 2023. For three and nine months ended September 30, 2022, central service costs were approximately $13.4 million and $40.2 million, respectively.

2) Conveyed employee costs represent compensation costs for employees that were not historically dedicated to the sold business and transferred to the buyer after the sale. There were no costs for the three and nine months ended September 30, 2023. For the three and nine months ended September 30, 2022, conveyed employee costs were approximately $8.1 million and $24.8 million, respectively.

(10)	During the nine months ended September 30, 2022, the Company recognized $0.4 million incremental expense for the settlement payment of the $9.0 million accrual related to a litigation matter challenging wage and hour practices at three former manufacturing facilities in California.

The tax impact on adjusting items is calculated based upon the tax laws and statutory tax rates applicable in the tax jurisdiction of the underlying Non-GAAP adjustments.

The following table reconciles the Company's net income (loss) to adjusted net income (loss), adjusted EBIT, adjusted EBITDA, and adjusted EBITDAS for the three and nine months ended September 30, 2023 and 2022:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS), ADJUSTED EBIT, ADJUSTED EBITDA, AND ADJUSTED EBITDAS
(Unaudited, in millions)

		Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited, in millions)
Net income (loss) (GAAP)		$9.8	$(2.7)	$7.1	$52.6	$(7.0)	$45.6
(Gain) loss on sale of business	(1)	—	(1.9)	(1.9)	—	1.6	1.6
Growth, reinvestment, restructuring programs & other	(2)	9.7	—	9.7	33.9	—	33.9
Product recall and related costs	(3)	11.2	—	11.2	11.2	—	11.2
Divestiture, acquisition, integration, and related costs	(4)	4.9	0.1	5.0	13.5	0.1	13.6
Foreign currency loss (gain) on re-measurement of intercompany notes	(5)	2.5	—	2.5	(0.2)	—	(0.2)
Mark-to-market adjustments	(6)	2.0	—	2.0	(1.5)	—	(1.5)
Tax indemnification	(7)	—	—	—	0.3	(1.1)	(0.8)
Shareholder activism	(8)	—	—	—	0.3	—	0.3
Central services and conveyed employee costs	(9)	—	—	—	—	—	—
Litigation matter	(10)	—	—	—	—	—	—
Less: Taxes on adjusting items		(7.7)	0.2	(7.5)	(13.7)	1.2	(12.5)
Adjusted net income (loss) (Non-GAAP)		32.4	(4.3)	28.1	96.4	(5.2)	91.2
Interest expense		20.9	—	20.9	57.9	—	57.9
Interest income		(10.8)	—	(10.8)	(36.2)	—	(36.2)
Income taxes		3.7	(0.5)	3.2	20.0	(1.0)	19.0
Add: Taxes on adjusting items		7.7	(0.2)	7.5	13.7	(1.2)	12.5
Adjusted EBIT (Non-GAAP)		53.9	(5.0)	48.9	151.8	(7.4)	144.4
Depreciation and amortization		36.0	1.0	37.0	105.7	3.0	108.7
Adjusted EBITDA (Non-GAAP)		89.9	(4.0)	85.9	257.5	(4.4)	253.1
Stock-based compensation expense	(11)	3.6	—	3.6	12.1	—	12.1
Adjusted EBITDAS (Non-GAAP)		$93.5	$(4.0)	$89.5	$269.6	$(4.4)	$265.2

Net income (loss) margin		1.1%	(6.7)%	0.8%	2.1%	(5.8)%	1.7%
Adjusted net income (loss) margin		3.8%	(10.7)%	3.1%	3.8%	(4.3)%	3.5%
Adjusted EBIT margin		6.2%	(12.4)%	5.4%	6.0%	(6.1)%	5.5%
Adjusted EBITDA margin		10.4%	(9.9)%	9.5%	10.2%	(3.6)%	9.6%
Adjusted EBITDAS margin		10.8%	(9.9)%	9.9%	10.7%	(3.6)%	10.0%

		Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
		(unaudited, in millions)
Net (loss) income (GAAP)		$(12.0)	$(78.5)	$(90.5)	$(48.9)	$(74.0)	$(122.9)
Loss on sale of business	(1)	—	73.8	73.8	—	73.8	73.8
Growth, reinvestment, restructuring programs & other	(2)	22.4	1.2	23.6	66.4	4.9	71.3
Product recall and related costs	(3)	—	—	—	—	—	—
Divestiture, acquisition, integration, and related costs	(4)	8.2	9.4	17.6	18.4	31.0	49.4
Foreign currency loss on re-measurement of intercompany notes	(5)	1.8	3.2	5.0	1.4	2.7	4.1
Mark-to-market adjustments	(6)	(17.1)	(0.1)	(17.2)	(79.4)	(0.1)	(79.5)
Tax indemnification	(7)	—	—	—	—	0.1	0.1
Shareholder activism	(8)	0.4	—	0.4	2.1	—	2.1
Central services and conveyed employee costs	(9)	21.5	(21.5)	—	65.0	(65.0)	—
Litigation matter	(10)	—	—	—	0.4	—	0.4
Less: Taxes on adjusting items		(5.1)	2.7	(2.4)	(7.9)	9.7	1.8
Adjusted net income (loss) (Non-GAAP)		20.1	(9.8)	10.3	17.5	(16.9)	0.6
Interest expense		17.5	5.3	22.8	51.2	11.4	62.6
Interest income		(0.1)	—	(0.1)	(4.4)	—	(4.4)
Income taxes		2.8	(0.2)	2.6	(2.6)	2.4	(0.2)
Add: Taxes on adjusting items		5.1	(2.7)	2.4	7.9	(9.7)	(1.8)
Adjusted EBIT (Non-GAAP)		45.4	(7.4)	38.0	69.6	(12.8)	56.8
Depreciation and amortization		34.2	17.2	51.4	103.6	52.9	156.5
Adjusted EBITDA (Non-GAAP)		79.6	9.8	89.4	173.2	40.1	213.3
Stock-based compensation expense	(11)	3.8	0.7	4.5	10.7	2.2	12.9
Adjusted EBITDAS (Non-GAAP)		$83.4	$10.5	$93.9	$183.9	$42.3	$226.2

Net (loss) income margin		(1.4)%	(16.8)%	(7.0)%	(2.1)%	(5.7)%	(3.4)%
Adjusted net income (loss) margin		2.4%	(2.1)%	0.8%	0.7%	(1.3)%	—%
Adjusted EBIT margin		5.5%	(1.6)%	2.9%	3.0%	(1.0)%	1.6%
Adjusted EBITDA margin		9.6%	2.1%	6.9%	7.4%	3.1%	5.9%
Adjusted EBITDAS margin		10.0%	2.3%	7.2%	7.9%	3.3%	6.2%
The following table reconciles the Company's net sales to adjusted net sales for the three and nine months ended September 30, 2023 and 2022:
TREEHOUSE FOODS, INC.
RECONCILIATION OF NET SALES TO ADJUSTED NET SALES
(Unaudited, in millions)

		Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total

Net sales		$863.3	$40.3	$903.6	$2,520.8	$121.1	$2,641.9
Product recall and related costs	(3)	3.0	—	3.0	3.0	—	3.0
Adjusted net sales		$866.3	$40.3	$906.6	$2,523.8	$121.1	$2,644.9

		Three Months Ended September 30, 2022			Nine Months Ended September 30, 2022
		Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total

Net sales		$832.9	$466.6	$1,299.5	$2,340.4	$1,297.1	$3,637.5
Product recall and related costs	(3)	—	—	—	—	—	—
Adjusted net sales		$832.9	$466.6	$1,299.5	$2,340.4	$1,297.1	$3,637.5

The following table reconciles the Company's gross profit from continuing operations as presented in the Condensed Consolidated Statements of Operations, the relevant GAAP measure, to Adjusted gross profit from continuing operations for the three and nine months ended September 30, 2023 and 2022:

TREEHOUSE FOODS, INC.
RECONCILIATION OF GROSS PROFIT FROM CONTINUING OPERATIONS TO ADJUSTED GROSS PROFIT FROM CONTINUING OPERATIONS
(Unaudited, in millions)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
		(unaudited, in millions)
Net sales		$863.3	$832.9	$2,520.8	$2,340.4
Cost of sales		725.8	700.0	2,096.5	1,993.0
Gross profit		137.5	132.9	424.3	347.4
Gross profit as a percentage of net sales		15.9%	16.0%	16.8%	14.8%

Product recall and related costs	(3)	11.2	—	11.2	—
Divestiture, acquisition, integration, and related costs	(4)	1.0	—	1.0	1.6
Central services and conveyed employee costs	(9)	—	5.0	—	14.9
Adjusted gross profit from continuing operations		$149.7	$137.9	$436.5	$363.9
Adjusted gross profit from continuing operations as a percentage of net sales		17.3%	16.6%	17.3%	15.5%

		Location in Condensed	Three Months Ended September 30,		Nine Months Ended September 30,
		Consolidated Statements of Operations	2023	2022	2023	2022
			(unaudited, in millions)
(1)	(Gain) loss on sale of business	Net loss from discontinued operations	$(1.9)	$73.8	$1.6	$73.8
(2)	Growth, reinvestment, and restructuring programs	Other operating (income) expense, net	9.7	22.4	33.9	66.4
		Net loss from discontinued operations	—	1.2	—	4.9
(3)	Product recall and related costs	Cost of sales	8.2	—	8.2	—
		Net sales	3.0	—	3.0	—
(4)	Divestiture, acquisition, integration, and related costs	General and administrative	3.9	7.2	11.6	15.7
		Other operating (income) expense, net	—	1.0	0.9	1.1
		Cost of sales	1.0	—	1.0	1.6
		Net loss from discontinued operations	0.1	9.4	0.1	31.0
(5)	Foreign currency (gain) loss on re-measurement of intercompany notes	Loss on foreign currency exchange	2.5	1.8	(0.2)	1.4
		Net loss from discontinued operations	—	3.2	—	2.7
(6)	Mark-to-market adjustments	Other expense (income), net	2.0	(17.1)	(1.5)	(79.4)
		Net loss from discontinued operations	—	(0.1)	—	(0.1)
(7)	Tax indemnification	Other expense (income), net	—	—	0.3	—
		Net loss from discontinued operations	—	—	(1.1)	0.1
(8)	Shareholder activism	General and administrative	—	0.4	0.3	2.1
(9)	Central services and conveyed employee costs	Cost of sales	—	5.0	—	14.9
		General and administrative	—	16.5	—	50.1
		Net loss from discontinued operations	—	(21.5)	—	(65.0)
(10)	Litigation matter	General and administrative	—	—	—	0.4
(11)	Stock-based compensation expense included as an adjusting item	Other operating (income) expense, net	2.4	2.3	7.0	4.5
		Net loss from discontinued operations	—	—	0.1	(0.5)

TREEHOUSE FOODS, INC.
RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO FREE CASH FLOW FROM CONTINUING OPERATIONS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2023	2022

Cash flow provided by (used in) operating activities from continuing operations	$11.0	$(77.1)
Less: Capital expenditures	(77.1)	(60.4)
Free cash flow from continuing operations	$(66.1)	$(137.5)